UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2004

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 31, 2004, Timothy S. O’Neil, Assistant Treasurer of the Company, was appointed to the additional office of Chief Accounting Officer, effective September 1, 2004.  Mr. O’Neil’s appointment follows the retirement of Robert R. Kettinger on August 31, 2004.  Mr. Kettinger, who has been serving as chief accounting officer of the Company in his capacity as Corporate Controller, is retiring after 36 years of distinguished service to the Company.  Mr. O’Neil, age 33, has been employed by the Company since November 2002, and has served as Assistant Treasurer since November 2003.  Prior to joining the Company, Mr. O’Neil was employed by Deloitte & Touche LLP, a public accounting firm.  Mr. O’Neil has been a certified public accountant since 1998.  There is no employment agreement between Mr. O’Neil and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Christian Storch
Christian Storch Chief Financial Officer

Date: September 1, 2004

Signing on behalf of the registrant and as principal financial officer